Exhibit 32.2
Certification
Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
     The undersigned, Richard J. Smith, Chief Financial Officer of Ramco-Gershenson Properties Trust (the “Company”) has executed this certification in connection with the filing with Securities and Exchange Commission of the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2005 (the “Report”). The undersigned herby certifies that:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 1, 2005	/s/ Richard J. Smith
Richard J. Smith
Chief Financial Officer